THE GREATER CANNABIS COMPANY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INTRODUCTION

On July 31, 2018, The Greater Cannabis Company, Inc. (the “Company”) acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the “Exchange”) . Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to 50 votes on all matters as a class with the holders of common stock. Since after the Exchange the former shareholder (and its designees) of Green C own approximately 94% of the issued and outstanding voting stock of the Company, Green C is the acquirer for accounting purposes. Prior to the Exchange, the Company had no assets and nominal business operations. Accordingly, the Exchange has been treated for accounting purposes as a recapitalization by the accounting acquirer, Green C, and future financial statements of the Company will reflect the assets, liabilities, and operations of Green C from its inception in December 21, 2017 to July 31, 2018 and combined with the Company thereafter.

The unaudited pro forma condensed combined balance sheet gives effect to the Exchange as of the July 31, 2018 Exchange date.

The unaudited pro forma condensed combined statements of operations give effect to the Exchange as if it had occurred on December 31, 2016. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances.

The pro forma information is not necessarily indicative of the results that would have been reported had the Exchange actually occurred on the date specified, nor is it intended to project results of operations or financial position for any future period or date.

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THE GREATER CANNABIS COMPANY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

JULY 31, 2018

HISTORICAL

	THE
	GREATER
	CANNABIS
	COMPANY,	GREEN C	Pro Forma	Pro Forma
	INC.	CORPORATION	Adjustments	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$21,376	$-	$21,376

Total current assets	-	21,376	-	21,376

OTHER ASSETS
Pharmedica Exclusive License agreement	-	100,000	-	100,000
Less: accumulated amortization	-	(1,918)	-	(1,918)

Total other assets	-	98,082	-	98,082

TOTAL ASSETS	$-	$119,458	$-	$119,458

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$90,724	$-	$ (a) (62,500)	$28,224
Accrued interest	15,813	-	(a) (12,567)	3,246
Loans payable to related parties	89,774	100,783	(a) (89,774)	100,783
Notes payable to third parties	88,837	-	-	88,837
Income tax payable	-	2,456	-	2,456
Derivative liability	270,502	-	-	270,502

Total current liabilities	555,650	103,239	(164,841)	494,048

LONG-TERM LIABILITIES	-	-	-	-

STOCKHOLDERS’ EQUITY
Preferred stock	-	-	(b) 9,412	9,412
Common stock	29,381	-		29,381
Additional paid in capital	495,994	-	(a) 164,841	(429,602)
			(b) (400,221)
			(c) (690,216)
Accumulated earnings (deficit)	(1,081,025)	16,219	(b) 390,809	16,219
			(c) 690,216

Total stockholders’ equity (deficit)	(555,650)	16,219	164,841	(374,590)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$119,458	$-	$119,458

The accompanying notes are an integral part of these statements.

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THE GREATER CANNABIS COMPANY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENTS OF OPERATIONS

FOR THE SEVEN MONTHS ENDED JULY 31, 2018

Historical

	THE
	GREATER
	CANNABIS
	COMPANY,	GREEN C	Pro Forma	Pro Forma
	INC.	CORPORATION	Adjustments	Combined

Revenue-	$136	$95,375	-	$95,511

Cost of goods sold	72	-	-	72

Gross profit	64	95,375	-	95,439

Operating Expenses
Officers compensation		80,000		80,000
Selling, general and administrative	32,538	685		33,223
Director compensation	25,000	-		25,000
Amortization of Pharmedica Exclusive License Agreement cost	-	1,918	-	1,918

Total operating expenses	57,538	82,603	-	140,141

Net income (loss) from operations	(57,474)	12,772	-	(44,702)

Other income (expense):
Interest income	-	5,903		5,903
Expense from derivative liability	(27,498)	-		(27,498)
Expense from issuance of convertible note to lender in exchange for lender’s waiver of event of default	(20,000)	-		(20,000)
Interest expense	(4,235)	-		(4,235)
Amortization of debt discounts	(51,263)	-	-	(51,263)

Total other income (expenses)	(102,996)	5,903	-	(97,093)

Income (loss) before income taxes	(160,470)	18,675		(141,795)

Provision for income taxes	-	2,456	-	2,456

Net income (loss)	$(160,470)	$16,219	-	$(144,251)

Basic and diluted earnings (loss) per common share	$(.01)	$162.19	(162.18)	$(.00)

Weighted average shares outstanding-basic and diluted	29,380,969	100	(100)	29,380,969

The accompanying notes are an integral part of these statements

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THE GREATER CANNABIS COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) General

The Greater Cannabis Company, Inc. (the “Company”) was formed in March 2014 in the State of Florida. Green C Corporation (“Green C”) was incorporated on December 21, 2017 under the laws of the Province of Ontario, Canada. On July 31, 2018, the Company acquired 100% of the issued and outstanding shares of Class A common stock of Green C in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the “Exchange”).

(2) Pro Forma Adjustments

The following pro forma adjustments have been included in the pro forma condensed combined financial statements:

a)	To reflect forgiveness of Company debt due Wayne Anderson, CEO of the Company until July 31, 2018, pursuant to Debt Forgiveness, Release and Settlement Agreement dated July 31, 2018 (Exhibit 10.32 of Form 8-K filed with the Securities and Exchange Commission on August 3, 2018) and to reflect forgiveness of Company debt due Sylios Corp and subsidiaries pursuant to Share Exchange Agreement dated July 31, 2018 (Exhibit 2.1 of Form 8-K filed with the Securities and Exchange Commission on August 3, 2018).
(b)	To reflect issuance of 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock ($9,412 par value at $0.001 per share) for the acquisition of Green C pursuant to the Share Exchange Agreement dated July 31, 2018 (Exhibit 2.1 of Form 8-K filed with the Securities and Exchange Commission on August 3, 2018). At July 31, 2018 (after reflecting forgiveness of debt in (a) above), the Company had assets of $0 and liabilities of $390,809.
(c)	To adjust retained earnings to $16,219 (retained earnings of Green C at July 31, 2018) at July 31, 2018 pursuant to “reverse purchase” accounting.

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